  Exhibit 99.1

Driven Deliveries Inc. Completes Acquisition of Ganjarunner, Inc. First-Year Revenue Expected to Exceed $4 Million

GlobeNewswire ● June 25, 2019

The transaction significantly bolsters Driven’s Brand-to-Consumer delivery and will expand the Ganjarunner brand throughout California

SAN DIEGO, June 25, 2019 (GLOBE NEWSWIRE) -- Driven Deliveries, Inc., (DRVD), the world’s first publicly traded cannabis delivery company, announced today that the company has completed the acquisition of Ganjarunner, Inc., a cannabis delivery company that provides high-quality lab-tested, pesticide-free medicinal and recreational products throughout California.

In addition to growing Ganjarunner’s customer base, the acquisition of Ganjarunner will allow for Driven to leverage its brand-to-consumer model across virtually the entire state of California. The subsidiary will provide Driven with multiple fulfillment centers, an additional delivery license in California, and a unique technology platform that will allow for improved efficiency. Ganjarunner has shown continuous revenue growth since its inception. During the previous 12 months, the Ganjarunner, Inc. successfully completed 18,854 deliveries to more than 7,748 customers and has experienced year over year revenue growth of 49.3%. As an subsidiary of Driven, Ganjarunner is projected to reach to $4.1 million in revenue by the end of 2019.

“The acquisition and integration of Ganjarunner is a vital step in establishing ourselves as a market leader within the rapidly expanding California cannabis marketplace,” said, Mr. Christian Schenk. “This acquisition provides us meaningful topline growth and establishes a platform capable of supporting significant expansion.  We believe we are well-positioned to establish ourselves as a market leader within the $5 billion California cannabis market.  Driven has already identified similarly accretive targets which we believe would further expand our operating footprint.  We expect 2019 to continue to serve as an exciting time for Driven as we remain focused on increasing revenue, expanding margins and enhancing overall shareholder value.”

"We are pleased to officially announce Ganjarunner, Inc. and Driven will operate as one,” stated, Mr. Chris Haas, CEO of Ganjarunner.  “The Ganjarunner management team is staying with the combined company as we are believers in the growth of Driven and Ganjarunner.   Our integration is fully underway with a key focus on our logistics and IT infrastructure. This merger enables us to expand into new delivery markets while remaining a leader in the customer-centric, cannabis delivery industry."

Forward-looking Statements

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